SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2003

HANOVER COMPRESSOR COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13071 (Commission File Number)	76-0625124 (IRS Employer Identification No.)

12001 North Houston Rosslyn Houston, Texas (Address of Principal Executive Offices)		77086 (Zip Code)

Registrant’s telephone number, including area code: (281) 447-8787

ITEM 5.    OTHER EVENTS.

On March 14, 2003 the Company issued the following press release:

HANOVER COMPRESSOR ANNOUNCES EXPIRATION OF EXCHANGE OFFERS

FOR SENIOR SECURED NOTES

HOUSTON, March 14, 2003 – Hanover Compressor Company (NYSE:HC), the leading provider of outsourced natural gas compression services, announced today that the exchange offers for the Senior Secured Notes of Hanover Equipment Trust 2001A and Hanover Equipment Trust 2001B, special purpose Delaware business trusts, expired at 5:00 p.m., Eastern time, on March 13, 2003, and that the Trusts accepted all notes tendered for exchange in the exchange offers. In the exchange offers, the Trusts offered to exchange new 8.50% Senior Secured Notes due 2008 (the “new A notes”) and new 8.75% Senior Secured Notes due 2011 (the “new B notes”; collectively the “new notes”), respectively, which new notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for their outstanding 8.50% Senior Secured Notes due 2008 (the “old A notes”) and outstanding 8.75% Senior Secured Notes due 2011 (the “old B notes”; collectively the “old notes”), which old notes had not been registered under the Securities Act. The offers to exchange were made pursuant to, and subject to the conditions set forth in Prospectuses dated February 11, 2003 and related Letters of Transmittal.

At least $298 million of the $300 million aggregate principal amount of the old A notes and all of the $250 million aggregate principal amount of the old B notes were tendered in the offers.

Due to delays in effecting the exchange offers, the Trusts have been accruing additional interest of approximately $15,000 per day since January 28, 2002, which has resulted in corresponding increases in Hanover’s rent payments to the Trusts. Hanover’s rent payments to the Trusts have been included in Hanover’s financial statements under leasing expense. Upon the consummation of the exchange offers, the Trusts will no longer incur such additional interest and Hanover will reduce its leasing expense by approximately $15,000 per day.

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover sells and provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover’s customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and may include words such as “believes,” “anticipates,” “expects,” “estimates,” or words of similar import. Similarly, statements that describe Hanover’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. These risks and uncertainties include: the loss of market share through competition; reduced profit margins resulting from increased pricing pressure in our business; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for Hanover’s compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; currency fluctuations; changes in economic or political conditions in the countries in which Hanover operates; adverse results of regulatory inquiries or shareholder litigation; inability to comply with loan and lease covenants; inability to access capital markets; and legislative changes in the various countries in which Hanover does business. A discussion of these factors is included in the Company’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY

Date: March 17, 2003	By:	/s/ Mark S. Berg
Name: Mark S. Berg Title: Senior Vice President and General Counsel